THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR BY ANY STATE SECURITIES ADMINISTRATION OR REGULATORY AUTHORITY.

SUBSCRIPTION AGREEMENT
PURSUANT TO RULE 506 OF REGULATION D

THIS AGREEMENT is made effective as of the 30th day of March, 2005.

BETWEEN:

THE SUBSCRIBER NAMED ON THE EXECUTION PAGE TO THIS AGREEMENT

(hereinafter called the "Subscriber")

OF THE FIRST PART

AND:

Carleton Ventures Corp.,
a Nevada corporation

(hereinafter called the “Company")

OF THE SECOND PART

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                       DEFINITIONS

1.1                     The following terms will have the following meanings for all purposes of this Agreement.

(a)	"Agreement" shall mean this Agreement, and all schedules and amendments to in the Agreement.

(b)	“Common Stock” means the shares of Common Stock of the Company, $0.001 par value per share.

(c)	"Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

(d)	“Subscriber” shall mean the Subscriber executing the signature page to this Agreement.

(e)	"Offering" shall mean the offering of up to 8,000,000 Shares by the Company.

(f)	“Purchase Price” means the purchase price payable by the Subscriber to the Company in consideration for the purchase and sale of the Shares in accordance with Section 2.1 of this Agreement.

(g)	"SEC" shall mean the United States Securities and Exchange Commission.

(h)	"Securities" means the Shares.

(i)	"Securities Act" shall mean the United States Securities Act of 1933, as amended.

(j)	"Shares" means those Common Stock to be purchased by the Subscriber.

1.2                     The following schedules are attached to and form part of this Agreement:

                           Schedule A               British Columbia Accredited Investor Questionnaire

1.3                     All dollar amounts referred to in this agreement are in United States funds, unless expressly stated otherwise.

2.                       PURCHASE AND SALE OF SHARES

2.1                     Subject to the terms and conditions of this Agreement, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set forth upon the signature page hereof at a price equal to $0.10 US per Share. Upon execution, the subscription by the Subscriber will be irrevocable.

2.2                     The Subscriber will complete the purchase of the Shares by delivering to the Company payment of the Purchase Price by cheque, bank draft of cashier’s cheque payable to the Company concurrently with the execution and delivery of this Subscription Agreement.

2.3                     Upon execution by the Company, the Company agrees to sell such Shares to the Subscriber for the Purchase Price subject to the Company's right to sell to the Subscriber such lesser number of Shares as it may, in its sole discretion, deem necessary or desirable.

2.4                     Any acceptance by the Company of the Subscription is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber.

2.5                     Pending acceptance of this subscription by the Company, all funds paid by the Subscriber shall be deposited by the Company and immediately available to the Company for its corporate purposes. In the event the subscription is not accepted, the subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Company.

2.6                     The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Agreement to the Subscriber’s address indicated on the signature page of this Agreement.

2.7                     The Subscriber acknowledges and agrees that the subscription for the Shares and the Company's acceptance of the subscription is not subject to any minimum subscription for the Offering.

2.8                     The Company may file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the Subscriber of the Shares (the “Registration Statement”). The Company will not have any obligation to file the Registration Statement or to otherwise register the resale of the Shares. The Subscriber will provide the Company with all information regarding the Subscriber as is necessary to complete the Registration Statement.

3.                       AGREEMENTS, REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

3.1                     The Subscriber acknowledges and agrees that the Securities will be offered and sold to the Subscriber without such offers and sales being registered under the Securities Act and will be issued to the Subscriber in accordance with an exemption of the registration requirements of the Securities Act provided by Rule 506 of Regulation D of the Securities Act based on the representations and warranties of the Subscriber in this Agreement. As such, the Subscriber further acknowledges and agrees that all Securities will, upon issuance, be “restricted securities” within the meaning of the Securities Act.

3.2                     The Subscriber agrees that the Securities may not be offered, resold, pledged or otherwise transferred except through an exemption from registration under the Securities Act or pursuant to an effective registration statement under the Securities Act and in accordance with all applicable state securities laws and the laws of any other jurisdiction. The Subscriber agrees that the Company may require the opinion of legal counsel reasonably acceptable to the Company in the event of any offer, sale, pledge or transfer of any of the Securities by the Subscriber.

3.3                     The Subscriber acknowledges and agrees that all certificates representing the Shares will be endorsed with the following legend, or such similar legend as deemed advisable by legal counsel for the Company, to ensure compliance with Regulation D of the Securities Act and to reflect the status of the Shares as restricted securities:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.”

3.4                     The Subscriber, represents and warrants to the Company as follows, and acknowledges that the Company is relying upon such covenants, representations and warranties in connection with the sale of the Shares to the Subscriber:

                      (a)                       the Subscriber is an "Accredited Investor" as defined in Rule 501 of Regulation D of the Securities Act by virtue of satisfying one or more of the following categories (please place an "X" on each appropriate box):

If the Subscriber is an individual (that is, a natural person and not a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an “X” on the appropriate lines):

A natural person whose individual net worth, or joint net worth with that person’s spouse, at the date of this Subscription Agreement exceeds US $1,000,000;

_________
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

If the Subscriber is a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an “X” on the appropriate lines):

_________
An organization described in Section 501(c)(3) of the United  States Internal Revenue Code, a corporation, a Massachusetts or  similar business trust or partnership, not formed for the specific  purpose of acquiring the Securities, with total assets in excess of  US $5,000,000;

_________
A trust that (a) has total assets in excess of US $5,000,000, (b) was not formed for the specific purpose of acquiring the Securities and (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Securities;

_________	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;
_________	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;
_________	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or
_________	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

                      (b)                       The Subscriber has such knowledge, sophistication and experience in business and financial matters such that it is capable of evaluating the merits and risks of the investment in the Securities. The Subscriber has evaluated the merits and risks of an investment in the Securities. The Subscriber can bear the economic risk of this investment, and is able to afford a complete loss of this investment.

                      (c)                      The Subscriber acknowledges that the Company is in the early stages of development of its business and the Company’s success is subject to a number of significant risks, including the risk that the Company will not be able to finance its plan of operations. The Subscriber acknowledges that any forward-looking information included in the Company’s SEC Filings is subject to risks and uncertainties, including the risks and uncertainties described in the Company’s SEC Filings, and that the Company’s actual results may differ materially from the results anticipated in the Company’s SEC Filings.

                      (d)                       The Securities will be acquired by the Subscriber for investment for the Subscriber's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same. The Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                      (e)                       The Subscriber has had full opportunity to review the Company’s SEC Filings and has been afforded access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient it to evaluate its investment in the Securities. The Subscriber further represents that it has had an opportunity to ask questions and receive answers from representatives of the Company regarding the terms and conditions of the Offering and the business, properties, prospects and financial condition of the Company, each as is necessary to evaluate the merits and risks of investing in the Securities. The Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. The Subscriber has had full opportunity to discuss this information with the Subscriber’s legal and financial advisers prior to execution of this Agreement.

                      (f)                       The Subscriber acknowledges that the Securities will be offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act based on the truth and accuracy of the representations of the Subscriber. The Subscriber acknowledges that the Company will rely on these representations in completing the issuance of the Securities to the Subscriber. The Subscriber further acknowledges that the offering of the Securities by the Company has not been reviewed by the SEC or any state securities regulatory authority.

                      (g)                       This Agreement has been duly authorized, validly executed and delivered by the Subscriber.

4.                       BRITISH COLUMBIA REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

4.1                     The Subscriber represents and warrants to the Company that the Subscriber is one of the following [Initial (a), (b) or (c), as appropriate, and complete (b) or (c), if applicable]:

INITIAL

(a)
an “Accredited Investor” as defined by (i) Subsection 1.1 of Multilateral Instrument 45-103 adopted by the British Columbia Securities Commission and as outlined in Schedule A attached to this Subscription Agreement.

(b)	a close personal friend of _____________________, an officer or director of the Company.

A close personal friend is an individual who has known the director, senior officer or control person for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person. An individual is not a close personal friend solely because the individual is a member of the same organization, association or religious group.

(c)	a business associate of _____________________, an officer or director of the Company.

A close business associate is an individual who has had sufficient prior business dealings with the director, senior officer or control person to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person. A casual business associate or a person introduced or solicited for the purpose of purchasing securities is not a close business associate. An individual is not a close business associate solely because the individual is a client or former client. For example, an individual is not a close business associate of a registrant or former registrant solely because the individual is a client or former client of that registrant or former registrant. The relationship between the purchaser and the director, senior officer or control person must be direct. For example, the exemption is not available for a close business associate of a close business associate of a director, senior officer or control person.

SUBSCRIBERS WHO ARE PURCHASING AS “ACCREDITED INVESTORS” MUST COMPLETE AND SIGN THE ACCOMPANYING ACCREDITED INVESTOR QUESTIONNAIRE ATTACHED HERETO AS SCHEDULE A.

4.2                     The Subscriber acknowledges that the Shares may not be sold or otherwise disposed of for value in British Columbia, except pursuant to either a prospectus or statutory exemption available only in specific and limited circumstances. The Subscriber acknowledges that the Company is not a reporting issuer in the Province of British Columbia and has no plans to become a reporting issuer in the Province of British Columbia.

5.                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

5.1                     The Company represents and warrants to the Subscriber and acknowledges that the Subscriber is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement:

            (a)          The Company is a corporation duly incorporated and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to conduct its business as it is currently being conducted.

            (b)           The issuance of the Shares has been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and non-assessable.

            (c)           The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Subscription Agreement. The execution and delivery by the Company of the Subscription Agreement have been duly authorized by all necessary action on the part of the Company.

6.                       MISCELLANEOUS

6.1                     Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its head office at Suite 306, 1140 Homer Street, Vancouver, British Columbia, Attention: Mr. Dennis Higgs, Director, and to the Subscriber at his/her address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

6.2                     The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

6.3                     This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia applicable to contracts made and to be performed therein. The parties hereby submit to personal jurisdiction in the Courts of the Province of British Columbia for the enforcement of this Agreement and waive any and all rights under the laws of any state to object to jurisdiction within the Province of British Columbia for the purposes of litigation to enforce this Agreement.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the day and year first written above.

Number of Shares Subscribed For:	1,000,000 Shares

Share Purchase Price:	$0.10 per Share

Aggregate Purchase Price:	$100,000.00

Signature of Subscriber or Authorized	/s/ Coalton M. Schaefer
Signatory of Subscriber:

Name of Subscriber:	Coalton M. Schaefer

Address of Subscriber:	590 S. Pinnacle

Buffalo, Wyoming 82834

ACCEPTED BY:

Carleton Ventures Corp.

Signature of Authorized Signatory:	/s/ Aileen Lloyd

Name of Authorized Signatory:	Aileen Lloyd

Position of Authorized Signatory:	Director

Date of Acceptance:	April 15, 2005